Exhibit 99.2

ECD Automotive Design Reports Second Quarter 2025 Financial Results;

Record Quarterly Revenue of $7M and Expansion of Product Offering with Legendary Mustang

Retail Experiences Deepen Customer Engagement and Brand Connection; $500M Equity Facility Supports Bitcoin Treasury and Growth Strategy; Victoria Hay Appointed as Chief Financial Officer

KISSIMMEE, Fla., August 21, 2025 -- ECD Automotive Design, Inc. (NASDAQ: ECDA), the (“ECD” or the “Company”), the world’s largest Land Rover and Jaguar restoration company known for its custom luxury builds, including bespoke Defenders, Range Rovers, Jaguar E-Types, Ford Mustangs and Toyota FJs, announced today its financial results for the second quarter ended June 30, 2025.

Financial results and comparisons are based on re-stated numbers for 2023 and the first half of 2024.

Second Quarter Highlights

●	Revenues were a record $7.0 million in the second quarter of 2025, compared to $6.5 million in the same year-ago quarter; driven by an increase in build revenue.

●	Gross profit was $1.4 million in the second quarter of 2025, compared to $2.1 million in the same year-ago quarter; primarily reflecting the impact of an evolving tariff environment.

●	Net loss was $4.3 million in the second quarter of 2025, compared to a net loss of $2.0 million in same year-ago quarter, the incremental loss was primarily driven by reduction in margin and increase in G&A and interest expense.

●	Delivered the first Mustang build in partnership with Roush Performance; ECD’s Mustang program will offer made-to-order builds across 1965–1970 model years.

●	Signed $500 million facility intended for the strategic accumulation of Bitcoin to serve as the Company’s primary reserve asset and for the funding of growth and corporate purposes.

●	Successful seasonal pop-up retail locations in Nantucket and West Palm Beach provided immersive luxury experiences and foundation for stand-alone retail expansion.

Recent Business Highlights

●	Victoria Hay appointed as Chief Financial Officer effective August 15, 2025.

o	Mrs. Hay brings growth-stage public company experience as CFO and senior finance leader.

o	Mrs. Hay and her firm Flexible Consulting, were engaged by ECD as advisors in March 2025 and have since played a key role in enhancing the Company’s accounting and internal controls.

o	Ben Piggot will remain with ECD in a new role, Director of Corporate Development, and will lead strategic initiatives including mergers and acquisitions, investor engagement, and the Company’s evolving capital markets and Bitcoin treasury strategy.

Management Commentary

Speaking on the results for the quarter, Scott Wallace, CEO & Co-Founder of ECD, stated, “As the only U.S. based producer of one-of-one classic luxury restomods within a scaled manufacturing line, ECD remains uniquely positioned in the current market environment. Our second quarter performance demonstrated this advantage, delivering record revenue of $7.0 million on the strength of bespoke demand and our manufacturing efficiencies. While gross profit of $1.4 million declined year-over-year due to tariff impacts, we remain confident in the long-term strength of our business model.

“During the quarter, we delivered the first Mustang build under our new program with Roush Performance, which expands our product portfolio beyond Land Rover and Jaguar restorations into a new high-growth category of American muscle. We have seen strong early demand and industry recognition, with our Mustang winning Best of Class at the Route 66 Road Fest in Tulsa. With our West Palm Beach and Nantucket pop-up shops now live, we’re seeing meaningful contributions to our order backlog and ready-now sales. These locations serve as high-touch engagement hubs for the ECD brand, deepening customer connections and accelerating the conversion of inventory into cash. The success of these seasonal locations serves as a proof-of-concept for future standalone brick-and-mortar retail, reinforcing our ability to bring the ECD experience directly to high-net-worth communities.

“In addition, we advanced initiatives to strengthen our financial foundation. We recently announced a series of cost structure and inventory optimization measures designed to enhance efficiency and improve working capital, while also securing a $500 million equity facility to support both our Bitcoin treasury strategy and broader growth objectives. Effective last week, Victoria Hay has joined as CFO, bringing public company experience and a proven track record at growth-stage businesses including Nasdaq-listed Nauticus Robotics. Her expertise coupled with disciplined operational execution and a focus on high-margin customization, keep us on track to fill our factory and deliver sustainable growth.”

Second Quarter 2025 Financial Results

Revenue: ECD reported second quarter revenue of $7.0 million compared to $6.5 million for the prior year.

Gross Profit: ECD reported second quarter profit of $1.4 million compared to $2.1 million for the prior year.

Operating expenses: Total expenses during the second quarter were $4.0 million, a $1.4 million increase from the prior-year period.

Operating loss: Operating loss reported during the second quarter was $2.6 million, a $2.1 million increase from the prior-year period.

Net loss: Net loss reported during the second quarter was $4.3 million, a $2.3 million increase from the prior-year period.

Non-GAAP Adjusted EBITDA: Adjusted EBITDA, reported during the second quarter was negative $1.5 million, a $1.5 million decrease from the prior-year period.

Earnings Call and Webcast

Management will host the conference call.

Date: Thursday, August 21, 2025

Time: 8:30 AM Eastern Time (5:30 PM Pacific Time)

U.S. dial-in number: 877-407-4018

International number: 201-689-8471

Webcast: 2Q 2025 Webcast Link

The Company will also provide a link at https://ecdautodesign.com/ecd-investors/. Please call the conference telephone number 5-10 minutes prior to the start time.

A telephonic replay of the conference call will also be available through September 4, 2025.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay passcode: 13755516

About ECD Auto Design

ECD, a public company trading under ECDA on the Nasdaq, is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rover Defenders, Land Rover Series IIA, the Range Rover Classic, the Jaguar E-Type and we have recently added Ford Mustang and Toyota FJ. Historically, each vehicle produced by ECD was fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads’ whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 102 staff with 67 talented craftsmen and technicians, who hold a combined 66 ASE and three master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

About Non-GAAP Financial Measures

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used to evaluate companies on the basis of operating performance and leverage.

EBITDA is not intended to represent cash flows for the periods presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In accordance with SEC Regulation G, the non-GAAP measurements in this press release have been reconciled to the nearest GAAP measurement, which can be viewed under the heading “Reconciliation of Net Income (loss) from Operations to EBITDA” in the financial tables included in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “attempting,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2024 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Relations

investorrelations@ecdautodesign.com

ECD AUTOMOTIVE DESIGN, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$605,305	$1,476,850
Accounts receivable, net	606,355	45,022
Inventories	7,918,552	11,181,806
Prepaid and other current assets	211,141	239,864
Total current assets	9,341,353	12,943,542

Goodwill	1,291,098	1,291,098
Property and equipment, net	437,257	483,878
Intangible asset, net	7,500	12,000
Right-of-use assets	3,218,074	3,404,983
Deposit	60,200	60,200
TOTAL ASSETS	$14,355,482	$18,195,701

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,966,179	$2,494,664
Accrued expenses	1,704,981	1,686,598
Deferred revenue	8,969,670	11,802,825
Lease liability, current	354,576	353,612
Floor plan payable	498,320	1,212,000
Other payables	885,326	1,364,222
Notes payable	1,762,699	-
Total current liabilities	16,141,749	18,913,921

Lease liability, non-current	3,199,502	3,373,571
Convertible notes, net of debt discount	18,142,482	14,085,932
Warrant liabilities, at fair value	589	486,559
Conversion option, at fair value	1,219	313,191
Total liabilities	37,485,542	37,173,174

Commitments and contingencies (Note 14)	-	-

Series A preferred stock, $0.0001 par value, 20,000,000 authorized shares; 15,000 and 6,500 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	1

Stockholders’ deficit:
Series B preferred stock, $.0001 par value, 4,000 authorized; 0 issued shares and 0 outstanding as of June 30, 2025 and December 31, 2024, respectively	-	-
Series C preferred stock, $0.0001 par value, 200,000 authorized shares; 2,550 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	-	-
Common stock, $0.0001 par value, 1,000,000,000 authorized shares; 47,582,259 shares and 36,499,662 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	4,758	3,650
Additional paid-in capital	5,445,078	2,576,498
Other comprehensive income	(8,361)	(6,696)
Accumulated deficit	(28,571,537)	(21,550,926)
Total Stockholders’ Deficit	(23,130,062)	(18,977,474)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$14,355,482	$18,195,701

ECD AUTOMATIVE DESIGN, INC.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue, net	$7,015,892	$6,454,418	$13,437,263	$13,444,164
Cost of goods sold (exclusive of depreciation) expense shown below)	5,627,448	4,399,575	10,284,247	9,863,688
Gross profit	1,388,444	2,054,843	3,153,016	3,580,476

Operating expenses:
Advertising and marketing expenses	281,503	284,572	572,382	627,981
General and administrative expenses	3,674,493	2,269,299	7,068,038	4,412,849
Provision for credit losses	20,213	-	29,508	-
Depreciation and amortization expenses	25,757	32,347	51,121	75,099
Total operating expenses	4,001,965	2,586,218	7,721,045	5,115,929

Loss from operations	(2,613,521)	(531,375)	(4,568,029)	(1,535,453)

Other income (expense)
Interest expense	(2,105,348)	(1,306,524)	(3,962,327)	(2,442,824)
Change in fair value of warrant liabilities	42,744	(286,684)	519,327	(45,045)
Change in fair value of conversion option liabilities	88,510	(176,194)	360,989	(236,859)
Gain on conversion of debt to preferred stock	433,881	-	433,881	-
Foreign exchange loss	(15,338)	(5,816)	(8,829)	(10,520)
Resale commissions income	16,680	-	61,600	85,100
Other income (expense), net	(117,902)	267,386	(257,223)	225,812
Total other expense, net	(1,656,773)	(1,507,832)	(2,852,582)	(2,831,336)

Loss before income taxes	(4,270,294)	(2,039,207)	(7,420,611)	(4,366,789)
Income tax benefit (expense)	-	9,712	400,000	(522,568)
Net loss	$(4,270,294)	$(2,029,495)	$(7,420,611)	$(4,889,357)

Net loss per common share, basic and diluted	$(0.11)	$(0.06)	$(0.19)	$(0.15)
Weighted average number of common shares outstanding, basic and diluted	37,222,427	31,976,585	36,309,363	31,898,151

ECD AUTOMOTIVE DESIGN, INC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(7,020,611)	$(4,889,357)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization expense	51,121	75,099
Gain on FV conversion of debt to preferred stock	(433,881)	-
Change in fair value of warrant liabilities	(519,327)	452,045
Change in fair value of conversion option liabilities	(360,989)	236,860
Noncash lease expense	186,909	176,682
Income tax (benefit) expense	(400,000)	-
Amortization of debt discount	1,123,162	868,616
Share-based compensation	1,948,094	256,959
Provision for credit losses	29,508	(8,033)
Paid in kind interest	2,007,292	-
Inventory write off	353,377	-
Changes in operating assets and liabilities:
Accounts receivable	(590,840)	(61,062)
Inventories	2,909,877	371,298
Prepaid and other current assets	28,723	(371,462)
Deposit	-	17,486
Deferred tax asset	-	515,444
Accounts payable	(528,485)	203,802
Accrued expenses	58,220	1,056,933
Deferred revenue	(2,833,155)	(3,070,627)
Other payable	(78,896)	538,468
Deferred tax liability	-	7,124
Lease liability	(173,105)	(153,776)
Net cash used in operating activities	(4,243,007)	(3,777,501)

Cash flows from investing activities:
Disposal of asset	-	6,718
Purchase of assets	-	(23,764)
Net cash used in investing activities	-	(17,046)

Cash flows from financing activities:
Repayment of floor plan payable	(1,271,138)	(356,000)
Proceeds from floor plan payable	557,458	1,677,000
Proceeds from convertible note	2,548,060	-
Proceeds from note payable	3,399,300	-
Debt issuance costs	(346,267)	-
Repayment of note payable	(1,514,286)	-
Net cash provided by financing activities	3,373,127	1,321,000

Effect of translation changes on cash	(1,665)	-

Net (decrease) increase in cash and cash equivalents	(871,545)	(2,473,547)
Cash and cash equivalents, beginning of year	1,476,850	8,134,211
Cash and cash equivalents, end of year	$605,305	$5,660,664

ECD AUTOMOTIVE DESIGN, INC

ADJUSTED EBITDA (Non GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(4,270,294)	$(2,029,495)	$(7,020,611)	$(4,889,357)
Excluding:
Interest expense	2,105,348	1,306,524	3,962,327	2,422,824
Income tax (benefit) expense	-	(9,712)	(400,000)	522,568
Equity compensation expense	1,064,630	117,500	1,540,180	117,500
Non-recurring professional fees	-	408,936	-	408,936
Gain on FV conversion of debt to preferred stock	(433,881)	-	(433,881)	-
Other (income) expense, net	117,902	(267,386)	257,223	(225,812)
Change in FV of warrant liabilities	(42,744)	286,684	(519,327)	452,045
Change in FV of conversion option liabilities	(88,510)	176,194	(360,989)	236,859
Foreign exchange loss	15,338	5,816	8,829	10,520
Depreciation	25,757	32,347	51,121	75,099
Adjusted EBITDA	$(1,506,454)	$27,408	$(2,915,128)	$(848,818)